EXHIBIT 99.1

CHOICEONE FINANCIAL SERVICES, INC.
109 E. DIVISION
SPARTA, MI 49345-0186

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on September 17, 2019 for shares held directly and by 11:59 P.M. Eastern Time on September 16, 2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on September 17, 2019 for shares held directly and by 11:59 P.M. Eastern Time on September 16, 2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E82007-S86918

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHOICEONE FINANCIAL SERVICES, INC.

The Board of Directors recommends you vote FOR proposals 1 through 5.

	For	Against	Abstain
1. Approval of the Agreement and Plan of Merger, dated as of March 22, 2019, by and between County Bank Corp. (County) and ChoiceOne Financial Services, Inc. (ChoiceOne), as it may be amended from time to time, under which County will merge with and into ChoiceOne.	☐	☐	☐
2. Approval of an amendment to ChoiceOne's Articles of Incorporation to increase the number of authorized shares of common stock from 7,000,000 to 12,000,000.	☐	☐	☐
3. Approval of an amendment to ChoiceOne's Articles of Incorporation to remove certain provisions related to the number of directors and vacancies on the board of directors.	☐	☐	☐
4. Approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to ChoiceOne's named executive officers that is based on or otherwise related to the merger.	☐	☐	☐
5. Approval of adjournment of the ChoiceOne special meeting, if necessary or appropriate, to solicit additional proxies in favor of proposals 1 through 3 listed above.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at CHOICEONE FINANCIAL SERVICES, INC. Special Meeting of Shareholders September 18, 2019 8:00 A.M. EDT This proxy is solicited by the Board of Directors The shareholder hereby appoints Mary J. Johnson, Paul L. Johnson and Roxanne M. Page, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CHOICEONE FINANCIAL SERVICES, INC. that the shareholder is entitled to vote at the Special Meeting of Shareholders to be held at 8:00 a.m. EDT on September 18, 2019, at 109 E. Division, Sparta MI 49345, and any adjournment or postponement thereof. When this proxy is properly executed, the shares represented by this proxy will be voted in the manner directed herein. If no such direction is made, the shares represented by this proxy will be voted FOR Proposals 1, 2, 3, 4 and 5. The named proxies are authorized to vote upon such other business as may properly come before the meeting in their discretion. Continued and to be signed on reverse side.